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                                                                    Exhibit 23.2


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Homestead Village Incorporated 401(k) Savings Plan of our report dated February 24, 1997, with respect to the financial statements and schedule of Homestead Village Incorporated in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP

Dallas, Texas
March 16, 1998